As filed with the Securities and Exchange Commission on July 20, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WOMEN FIRST HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3919601 (I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 400
San Diego, California 92130
(619) 509-1171
(Address of principal executive offices, including zip code, and telephone number)

Amended and Restated 1998 Long-Term Incentive Plan
(Full title of the plans)

Edward F. Calesa
Women First HealthCare, Inc.
12220 El Camino Real, Suite 400
San Diego, California 92130
(619) 509-1171
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to: Robert E. Burwell, Esq. Latham & Watkins 701 “B” Street, Suite 2100 San Diego, California 92101 (619) 236-1234

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share	Price	Fee

Common stock, $.001 par value	700,000	$(2)	$5,616,284(2)	$1,405

(1)	This Registration Statement on Form S-8 covers 700,000 additional shares of common stock available for issuance under the Amended and Restated 1998 Long-Term Incentive Plan (the “1998 Plan”), pursuant to an amendment of the Plan approved by the stockholders of the registrant on September 12, 2000. The 1998 Plan authorizes the issuance of a maximum of 2,949,985 shares of Common Stock. However, the offer and sale of 2,249,985 shares of Common Stock under the 1998 Plan, which have been or may be issued upon exercise of options under such plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-82285.

(2)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: Of the 700,000 shares of common stock reserved for issuance under the 1998 Plan being registered hereunder, (i) 173,934 shares of common stock are subject to outstanding options with an exercise price of $0.88 per share, (ii) 50,899 shares of common stock are subject to outstanding options with an exercise price of $0.91 per share, and (iii) 475,167 shares of common stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (475,167 shares of common stock under the 1998 Plan), the Proposed Maximum Offering Price Per Share is $11.40 per share of common stock, which is based on the average of the high and low prices for the common stock as reported on The Nasdaq National Market on July 13, 2001.

Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

      This Registration Statement on Form S-8 registers the offer and sale of an additional 700,000 shares of common stock of Women First HealthCare, Inc. (the “Company”) for issuance under the Amended and Restated 1998 Long-Term Incentive Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-82285 are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

      There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

(a) Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2001;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

(c) Current Report on Form 8-K filed with the Commission on July 3, 2001;

(d) Definitive Proxy Statement filed with the Commission pursuant to Section 14(a) of the Securities and Exchange Act of 1934, as amended, on April 30, 2001;

(e) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the filing of the Annual Report on Form 10-K; and

(f) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 24, 1999.

      All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the Commission on March 30, 2000 (File No. 26487)).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on signature page hereto).

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SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of July, 2001.

WOMEN FIRST HEALTHCARE, INC.

By:	/s/ Edward F. Calesa

Edward F. Calesa Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Edward F. Calesa and Charles M. Caporale, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward F. Calesa	Chairman of the Board, President and	July 17, 2001
Chief Executive Officer
Edward F. Calesa	(Principal Executive Officer)

/s/ Charles M. Caporale	Vice President and Chief Financial Officer	July 17, 2001
(Principal Financial Officer and Principal
Charles M. Caporale	Accounting Officer)

/s/ Nathan Kase, M.D.	Director	July 17, 2001

Nathan Kase, M.D.

/s/ Ruth A. Wooden	Director	July 17, 2001

Ruth A. Wooden

/s/ Dennis M. Jones	Director	July 17, 2001

Dennis M. Jones

/s/ Richard L. Rubin	Director	July 17, 2001

Richard L. Rubin

/s/ Michael T. Sember	Director	July 17, 2001

Michael T. Sember

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EXHIBIT INDEX

EXHIBIT

4.1	Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the Commission on March 30, 2000).

5.1	Opinion of Latham & Watkins.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on signature page hereto).

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